Exhibit 99.1

Life Storage, Inc. Reports First Quarter 2022 Results

BUFFALO, N.Y.--(BUSINESS WIRE)--May 4, 2022--Life Storage, Inc. (NYSE:LSI), a leading national owner and operator of self-storage properties, reported operating results for the quarter ended March 31, 2022.

Highlights for the First Quarter Included:

  Generated net income attributable to common shareholders of $73.6 million, or $0.88 per fully diluted common share.
  Achieved funds from operations (“FFO”)(1) per fully diluted common share of $1.44, a 33.3% increase over the same period in 2021.
  Increased same store revenue by 15.6% and same store net operating income (“NOI”)(2) by 21.9%, year-over-year.
  Acquired 18 stores for $351.5 million, including one store from the Company’s third-party management platform.
  Added 25 stores (gross) to the Company’s third-party management platform.

Joe Saffire, the Company’s Chief Executive Officer, stated, “We are off to a very strong start for the year as we continue to demonstrate strong pricing power in our footprint and robust acquisition activity. We added more scale to our key existing markets with the addition of 18 wholly owned stores and 25 stores to our third-party management platform. With a strong pipeline ahead, healthy consumer demand trends, and our ability to continue to operationally execute on our strategic initiatives, we are well positioned to continue to grow shareholder value through 2022 and beyond.”

FINANCIAL RESULTS:

In the first quarter of 2022, the Company generated net income attributable to common shareholders of $73.6 million or $0.88 per fully diluted common share, compared to net income attributable to common shareholders of $47.4 million, or $0.63 per fully diluted common share, in the first quarter of 2021.

Funds from operations for the quarter were $1.44 per fully diluted common share compared to $1.08 for the same period last year.

OPERATIONS:

Revenues for the 580 stabilized stores wholly owned by the Company since December 31, 2020 increased 15.6% in the first quarter of 2022 compared to the same quarter of 2021. The increase largely resulted from the impact of a 14.9% increase in realized rental rates and a 20 basis point increase in average occupancy.

Same store operating expenses increased 2.9% for the first quarter of 2022 compared to the prior year period, the result of increased internet marketing costs, utilities, and office and other operating expenses. The increases were partially offset by decreases in payroll and benefits. Same store NOI increased 21.9% in the first quarter of 2022 as compared to the first quarter of 2021.

During the first quarter of 2022, the Company achieved double digit same store revenue growth in 32 of its 33 major markets. Overall, the markets with the strongest positive revenue impact were various Florida markets; Atlanta, GA; Las Vegas, NV; Buffalo, NY; and Austin, TX.

PORTFOLIO TRANSACTIONS:

Wholly Owned Portfolio

During the quarter, the Company acquired 18 stores in California (6), North Carolina (4), Texas (4), Illinois (1), Georgia (1), South Carolina (1), and Maryland (1) for a total purchase price of $351.5 million.

At March 31, 2022, the Company was under contract to acquire 15 self-storage facilities in California (3), Florida (6), New York (2), Massachusetts (1), Illinois (1), Georgia (1) and Texas (1) for an aggregate purchase price of $279.1 million. Subsequent to March 31, 2022, the Company completed the acquisition of five of these self-storage facilities in Florida (3), Georgia (1) and Massachusetts (1) for an aggregate purchase price of $88.5 million. In addition, the Company acquired the remaining ownership interest in a joint venture in which the Company had a 85.8% common and preferred investment. The net investment to acquire the remaining equity in this joint venture, which owns a property located in New York, was $5.2 million. Also subsequent to March 31, 2022, the Company entered into contracts to acquire three self-storage facilities in Florida, California and North Carolina for an aggregate purchase price of $54.8 million. The purchases of the remaining facilities are subject to customary conditions to closing, and there is no assurance that any of these facilities will be acquired.

THIRD-PARTY MANAGEMENT:

The Company continues to aggressively and profitably grow its third-party management platform. During the quarter, the Company added 25 stores (gross). As of quarter end, the Company managed 378 facilities in total, including those in which it owns a noncontrolling interest.

FINANCIAL POSITION:

At March 31, 2022, the Company had approximately $50.2 million of cash on hand, and approximately $365 million available on its line of credit.

During the quarter, the Company issued 686,712 shares of common stock under its continuous equity offering program at a weighted average issue price of $136.48 per share, generating net proceeds after expenses of $92.8 million.

Below are key financial ratios at March 31, 2022:

  Debt to Enterprise Value (at $140.43/share) 19.6%
  Debt to Book Cost of Storage Facilities 39.5%
  Debt to Recurring Annualized EBITDA 4.9x
  Debt Service Coverage 5.8x

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company’s Board of Directors approved a quarterly dividend of $1.00 per share, or $4.00 annualized. The dividend was paid on April 26, 2022 to shareholders of record on April 14, 2022.

YEAR 2022 EARNINGS GUIDANCE:

The following assumptions covering operations have been utilized in formulating guidance for 2022:

	Current Guidance Range			Prior Guidance Range (February 24, 2022)
Same Store Revenue	10.50%	-	11.50%	9.50%	-	10.50%
Same Store Operating Costs (excluding property taxes)	4.50%	-	5.50%	4.50%	-	5.50%
Same Store Property Taxes	6.25%	-	7.25%	6.25%	-	7.25%
Total Same Store Operating Expenses	5.00%	-	6.00%	5.00%	-	6.00%
Same Store Net Operating Income	13.0%	-	14.0%	11.5%	-	12.5%
General & Administrative	$69M	-	$71M	$69M	-	$71M

Expansions & Enhancements	$65M	-	$75M	$65M	-	$75M
Capital Expenditures	$30M	-	$35M	$30M	-	$35M
Wholly Owned Acquisitions	$700M	-	$900M	$550M	-	$650M
Joint Venture Investments	$50M	-	$100M	$50M	-	$100M

Adjusted Funds from Operations per Share	$6.04	-	$6.14	$5.93	-	$6.03
Reconciliation of Guidance	2Q 2022 Range or Value	FY 2022 Range or Value
Earnings per share attributable to common shareholders - diluted	$0.94 - $0.98	$3.82 - $3.92
Plus: real estate depreciation and amortization	0.56 - 0.56	2.22 - 2.22
FFO per share	$1.50 - $1.54	$6.04 - $6.14

The Company’s 2022 same store pool consists of the 580 stabilized stores wholly owned since December 31, 2020. Forty-two of the stores purchased through March 31, 2022, at certificate of occupancy or that were in the early stages of lease-up are not included, regardless of their current occupancies. The Company believes that occupancy levels achieved during the lease-up period, using discounted rates, are not truly indicative of a new store’s performance, and therefore do not result in a meaningful year-over-year comparison in future years. The Company will include such stores in its same store pool in the second year after the stores achieve 80% sustained occupancy using market rates and incentives.

FORWARD LOOKING STATEMENTS:

When used herein, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

  adverse changes in general economic conditions, the real estate industry and in the markets in which we operate;
  the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;
  impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations;
  potential liability for uninsured losses and environmental contamination;
  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
  loss of key personnel;
  the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations;
  the Company’s ability to effectively compete in the industry in which it does business;
  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
  the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;
  interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants;
  exposure to litigation or other claims;
  risks associated with breaches of our data security;
  the regional concentration of the Company's business may subject the Company to economic downturns in the states of Florida and Texas;
  the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and
  failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

CONFERENCE CALL:

Life Storage will hold its First Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, May 5, 2022. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 888.506.0062 (domestic) or 973.528.0011 (international); passcode 829431 or request to be joined into the Life Storage call. Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at lifestorage.com. The webcast will be archived for a period of 90 days; a telephone replay will also be available for 14 days by calling 877.481.4010 and entering passcode 45168.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, the Company operates over 1,100 storage facilities in 36 states. The Company serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to approximately 625,000 customers, making it a leader in the industry. For more information visit http://invest.lifestorage.com.

Life Storage, Inc.
Balance Sheet Data
(unaudited)

	March 31,	December 31,
(dollars in thousands)	2022	2021
Assets
Investment in storage facilities:
Land	$1,224,576	$1,185,976
Building, equipment and construction in progress	6,229,832	5,904,481
	7,454,408	7,090,457
Less: accumulated depreciation	(1,048,299)	(1,007,650)
Investment in storage facilities, net	6,406,109	6,082,807
Cash and cash equivalents	50,206	171,865
Accounts receivable	18,209	17,784
Receivable from joint ventures	804	333
Investment in joint ventures	214,641	213,003
Prepaid expenses	12,462	9,918
Intangible asset - in-place customer leases	11,854	13,966
Trade name	16,500	16,500
Other assets	28,706	30,421
Total Assets	$6,759,491	$6,556,597

Liabilities
Line of credit	$135,000	$-
Term notes, net	2,748,787	2,747,838
Accounts payable and accrued liabilities	112,136	131,778
Deferred revenue	29,495	27,277
Mortgages payable	36,837	37,030
Total Liabilities	3,062,255	2,943,923

Noncontrolling redeemable Preferred Operating Partnership Units at redemption value	90,761	90,783

Noncontrolling redeemable Common Operating Partnership Units at redemption value	131,780	142,892

Equity
Common stock	843	836
Additional paid-in capital	3,791,598	3,697,000
Accumulated deficit	(313,851)	(314,713)
Accumulated other comprehensive loss	(3,895)	(4,124)
Total Shareholders' Equity	3,474,695	3,378,999
Total Liabilities and Shareholders' Equity	$6,759,491	$6,556,597

Life Storage, Inc.
Consolidated Statements of Operations
(unaudited)
	January 1, 2022	January 1, 2021
	to	to
(dollars in thousands, except share data)	March 31, 2022	March 31, 2021

Revenues
Rental income	$205,509	$150,283
Tenant reinsurance	17,267	12,619
Other operating income	4,858	4,395
Management and acquisition fee income	5,856	4,590
Total operating revenues	233,490	171,887

Expenses
Property operations and maintenance	42,368	33,740
Tenant reinsurance	6,847	4,780
Real estate taxes	24,523	19,887
General and administrative	15,826	14,183
Depreciation and amortization	40,795	31,288
Amortization of in-place customer leases	5,606	2,071
Total operating expenses	135,965	105,949

Income from operations	97,525	65,938

Other income (expense)
Interest expense (A)	(24,240)	(20,346)
Interest and dividend income	15	779
Equity in income of joint ventures	2,118	1,221

Net income	75,418	47,592
Net income attributable to noncontrolling preferred interests in the Operating Partnership	(996)	-
Net income attributable to noncontrolling common interests in the Operating Partnership	(847)	(209)
Net income attributable to common shareholders	$73,575	$47,383

Earnings per common share attributable to common shareholders - basic	$0.88	$0.63

Earnings per common share attributable to common shareholders - diluted	$0.88	$0.63

Common shares used in basic earnings per share calculation	83,644,426	75,387,332

Common shares used in diluted earnings per share calculation	83,837,773	75,510,201

Dividends declared per common share	$1.0000	$0.7400

(A) Interest expense for the period ending March 31 consists of the following
Interest expense	$23,510	$19,743
Amortization of debt issuance costs	730	603
Total interest expense	$24,240	$20,346

Life Storage, Inc.
Computation of Funds From Operations (FFO) (1)
(unaudited)
	January 1, 2022	January 1, 2021
	to	to
(dollars in thousands, except share data)	March 31, 2022	March 31, 2021

Net income attributable to common shareholders	$73,575	$47,383
Noncontrolling common interests in the Operating Partnership	847	209
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	45,866	32,819
Depreciation and amortization from unconsolidated joint ventures	1,802	1,202
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(1,389)	(359)
Funds from operations available to common shareholders	120,701	81,254
FFO per share - diluted	$1.44	$1.08

Common shares - diluted	83,837,773	75,510,201

Life Storage, Inc.
Computation of Net Operating Income (2)
(unaudited)
	January 1, 2022	January 1, 2021
	to	to
(dollars in thousands)	March 31, 2022	March 31, 2021

Net Income	$75,418	$47,592
General and administrative	15,826	14,183
Depreciation and amortization	46,401	33,359
Interest expense	24,240	20,346
Interest and dividend income	(15)	(779)
Equity in income of joint ventures	(2,118)	(1,221)
Net operating income	$159,752	$113,480

Same store (4)	$120,547	$98,868
Net operating income related to tenant reinsurance	10,420	7,839
Other stores and management fee income	28,785	6,773
Total net operating income	$159,752	$113,480

Life Storage, Inc.
Quarterly Same Store Data (3) (4) 580 mature stores owned since 12/31/20
(unaudited)
	January 1, 2022	January 1, 2021
	to	to		Percentage
(dollars in thousands)	March 31, 2022	March 31, 2021	Change	Change

Revenues:
Rental income	$169,446	$146,430	$23,016	15.7%
Other operating income	1,924	1,845	79	4.3%
Total operating revenues	171,370	148,275	23,095	15.6%

Expenses:
Payroll and benefits	10,823	11,068	(245)	-2.2%
Real estate taxes	19,744	19,327	417	2.2%
Utilities	4,506	4,136	370	8.9%
Repairs and maintenance	5,331	5,126	205	4.0%
Office and other operating expense	4,704	4,422	282	6.4%
Insurance	1,763	1,722	41	2.4%
Advertising	52	52	-	0.0%
Internet marketing	3,900	3,554	346	9.7%
Total operating expenses	50,823	49,407	1,416	2.9%

Net operating income (2)	$120,547	$98,868	$21,679	21.9%

QTD Same store move ins	50,203	51,745	(1,542)

QTD Same store move outs	49,951	46,560	3,391

Other Comparable Quarterly Same Store Data (4)
(unaudited)
	January 1, 2022	January 1, 2021
	to	to		Percentage
	March 31, 2022	March 31, 2021	Change	Change
2021 Same store pool (530 stores)
Revenues	$155,574	$134,500	$21,074	15.7%
Expenses	46,157	44,726	1,431	3.2%
Net operating income	$109,417	$89,774	$19,643	21.9%

2020 Same store pool (514 stores)
Revenues	$150,732	$130,185	$20,547	15.8%
Expenses	44,698	43,347	1,351	3.1%
Net operating income	$106,034	$86,838	$19,196	22.1%

Life Storage, Inc.
Other Data - unaudited	Same Store (3)		All Stores (5)
	2022	2021	2022	2021

Weighted average quarterly occupancy	93.6%	93.4%	93.0%	92.7%

Occupancy at March 31	93.7%	94.0%	92.9%	93.1%

Rent per occupied square foot	$17.11	$14.89	$16.98	$14.82

Life Storage, Inc.
Other Data - unaudited (continued)

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the three months ended March 31, 2022:

Beginning balance	$7,090,457
Property acquisitions	348,017
Improvements and equipment additions:
Expansions	5,060
Roofing, paving, and equipment:
Stabilized stores	3,980
Recently acquired stores	1,653
Change in construction in progress (Total CIP $55.0 million)	5,430
Dispositions and Impairments	(189)
Storage facilities at cost at period end	$7,454,408

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	March 31, 2022	March 31, 2021
Management and administrative salaries and benefits	$9,911	$8,612
Training	136	102
Call center	840	700
Life Storage Solutions costs	345	299
Income taxes	358	573
Legal, accounting and professional	1,101	1,063
Other administrative expenses (6)	3,135	2,834
	$15,826	$14,183

Net rentable square feet	March 31, 2022
Wholly owned properties	52,569,873
Joint venture properties	8,857,421
Third party managed properties	19,593,021
	81,020,315

	March 31, 2022	March 31, 2021

Common shares outstanding	84,307,259	76,477,796
Operating Partnership Units outstanding	960,208	333,398

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

(2) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expenses, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and in comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Revenues and expenses do not include items related to tenant reinsurance.

(5) Does not include unconsolidated joint venture stores or other stores managed by the Company.

(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Contacts

Life Storage, Inc.
Alex Gress
(716) 295-6833
agress@lifestorage.com